Exhibit 4.7







                            INKSURE TECHNOLOGIES INC.

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT









                                  MARCH 4, 2002








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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1.       Purchase and Sale of the Shares...............................1

      1.1    Purchase and Sale of the Shares...................................1

      1.2    Closing...........................................................1

      1.3    Delivery..........................................................2

ARTICLE 2.       Representations and Warranties of the Company and Supercom....2

      2.1    Organization, Good Standing and Qualification.....................2

      2.2    Capitalization, Voting Rights.....................................2

      2.3    Subsidiaries......................................................3

      2.4    Authorization.....................................................3

      2.5    Valid Issuance....................................................4

      2.6    Governmental Consents.............................................4

      2.7    Offering..........................................................4

      2.8    Litigation........................................................4

      2.9    No Violations.....................................................4

      2.10   Financial Statements..............................................5

      2.11   No Material Change................................................5

      2.12   Contracts and Other Commitments...................................6

      2.13   Related-Party Transactions........................................7

      2.14   Patents and Trademarks............................................7

      2.15   Employees.........................................................8

      2.16   Permits..........................................................10

      2.17   Environmental and Safety Laws....................................10

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      2.18   Title to Property and Assets.....................................10

      2.19   Insurance........................................................10

      2.20   Taxes............................................................10

      2.21   Brokers and Finders..............................................10

      2.22   Disclosure.......................................................11

ARTICLE 2A       Representations and Warranties of Supercom...................11

      2A.1   Organization, Good Standing and Qualification....................11

      2A.2   Authorization....................................................11

      2A.3   Good Title to Stockholder Shares.................................11

      2A.4   Litigation.......................................................11

      2A.5   No Violations....................................................11

      2A.6   Brokers and Finders..............................................11

ARTICLE 3.       Representations and Warranties of the Investor...............12

      3.1    Authorization....................................................12

      3.2    No Violations....................................................12

      3.3    Investment Intent................................................12

      3.4    Legends..........................................................13

      3.5    Investment Experience............................................13

      3.6    Accredited Investor..............................................13

      3.7    Brokers and Finders..............................................13

ARTICLE 4.       Conditions To the Investor's Obligations at Closing..........13

      4.1    Representations and Warranties...................................13

      4.2    Performance......................................................14

      4.3    Filing of Certificate of Incorporation...........................14

      4.4    Reservation of Shares............................................14

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      4.5    Board of Directors...............................................14

      4.6    Employment Agreement.............................................14

      4.7    Compliance Certificate...........................................14

      4.8    Secretary's Certificate..........................................14

      4.9    Opinion of Counsel...............................................14

      4.10   Due Diligence....................................................14

      4.11   Proceedings and Documents........................................14

ARTICLE 5.       Conditions To the Company's Obligations at Closing...........14

      5.1    Representations and Warranties...................................15

      5.2    Payment of Purchase Price........................................15

ARTICLE 6.       Covenants of the Company.....................................15

      6.1    Taxes............................................................15

      6.2    Satisfaction of Conditions to Closing............................15

      6.3    Financial Information............................................15

      6.4    Insurance........................................................16

      6.5    Compliance with Laws.............................................16

      6.6    Preservation of Corporate Existence..............................16

      6.7    Conversion Shares................................................16

      6.8    Inspection Rights................................................16

ARTICLE 6A.      Covenants of Supercom........................................16

      6A.1   Guaranty of Redemption Obligations...............................16

ARTICLE 7.       Indemnification..............................................16

      7.1    Indemnification..................................................18

      7.2    Right to Defend; Compromise of Claims; Contribution..............20

      7.3    Remedies.........................................................20

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ARTICLE 8.       Miscellaneous................................................21

      8.1    Survival of Warranties...........................................21

      8.2    Successors and Assigns...........................................21

      8.3    Titles and Subtitles.............................................21

      8.4    Notices..........................................................21

      8.5    Amendments and Waivers...........................................21

      8.6    Severability.....................................................22

      8.7    Independence of Covenants and Representations and Warranties.....22

      8.8    Further Assurances...............................................22

      8.9    Governing Law....................................................22

      8.10   Counterparts.....................................................22

      8.11   Entire Agreement.................................................22

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                            INKSURE TECHNOLOGIES INC.
             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


       THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 4th day of March, 2002, by and among InkSure Technologies Inc., a Delaware corporation (the "COMPANY"), Supercom Ltd., an Israeli corporation ("SUPERCOM"), and the investor listed on EXHIBIT A hereto (the "INVESTOR").

                                    RECITALS

       WHEREAS, the Company has authorized 1,312,785 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), of the Company, with the designations, preferences and rights set forth in the Amended and Restated Certificate of Incorporation attached hereto as EXHIBIT B (the "CERTIFICATE OF INCORPORATION"); and

       WHEREAS, the Company desires to issue and sell 171,232 shares of Preferred Stock (the "COMPANY SHARES") to the Investor on the terms and conditions set forth herein; and

       WHEREAS, Supercom is the holder of 1,141,553 shares of Preferred Stock (the "STOCKHOLDER SHARES") that it desires to sell to the Investor; and

       WHEREAS, the Investor desires to purchase the Company Shares and the Stockholder Shares (collectively, the "SHARES") on the terms and conditions set forth herein; and

       WHEREAS, the parties wish to set out certain representations, warranties, covenants and understandings with respect to the above matters.

                                   PROVISIONS

       In consideration of the foregoing recitals and the mutual covenants herein, the undersigned parties agree as set forth herein.

                   ARTICLE 1. PURCHASE AND SALE OF THE SHARES

              1.1 PURCHASE AND SALE OF THE SHARES. Subject to the terms and conditions hereof, at the Closing (as defined below), (a) the Company will sell, issue and deliver, and the Investor agrees to purchase from the Company, the Company Shares, as set forth on EXHIBIT A and (b) Supercom will sell and deliver, and the Investor will purchase from Supercom, the Stockholder Shares, as set forth on EXHIBIT A.

              1.2 CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares pursuant to Section 1.1 (the "CLOSING") shall take place on March 4, 2002 , at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York,

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New York 10103,  or at such other time or place as the Company and the  Investor may mutually agree (the "CLOSING DATE").

              1.3 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company and Supercom will deliver to the Investor the Shares to be purchased by the Investor, against payment of the purchase price of an aggregate of $1,150,000 by check or wire transfer to accounts designated by the Company and Supercom.

     ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SUPERCOM

       The Company and Supercom each hereby represent and warrant to the Investor, on a joint and several basis, as of the Closing:

              2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company has all requisite power and authority to enter into this Agreement and to carry out the provisions hereof. The Company is duly qualified to conduct its business as currently conducted and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

              2.2    CAPITALIZATION, VOTING RIGHTS.

              (a) The authorized capital stock of the Company consists of (i) 13,000,000 shares of common stock, par value $.01 per share (the "COMMON STOCK"), of which 5,066,796 shares are issued and outstanding, and (ii) 2,000,000 shares of Preferred Stock, of which 1,141,553 shares are issued and outstanding. SCHEDULE 2.2(a) contains an accurate list of the name of each stockholder of the Company and the number of outstanding shares of each class of capital stock of the Company held by such stockholder. All of the outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act, and any relevant state securities laws or pursuant to valid exemptions therefrom.

              (b) Except as set forth herein or on SCHEDULE 2.2(b), no preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of the Company and no such rights arise or become exercisable by virtue of or in connection with the transactions contemplated herein. No antidilution or similar rights arise by virtue of or in connection with the issuance and delivery of the Company Shares or the Common Stock issuable upon conversion of the Shares in accordance with the Certificate of Incorporation (the "CONVERSION SHARES"). The Company has reserved 600,000 shares of Common Stock for issuance under its 2001 Stock Option Plan (the "PLAN"), of which 169,350 are covered by option grants which are presently outstanding. Except as set forth on SCHEDULE 2.2(b) or as otherwise described in this paragraph (b), there are no outstanding or authorized rights, options, warrants,

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convertible securities,  subscription rights, conversion rights, exchange rights or other agreements of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). The Company has granted to Eli Rozen an option (the "ROZEN OPTION") to purchase 300,480 shares of the Common Stock of the Company at an exercise price of $150,000, and has granted to Elie Housman an option (the "HOUSMAN OPTION") to purchase up to 478,469 shares of the Common Stock of the Company at an exercise price of U.S. $0.966 per share. Neither the Rozen Option nor the Housman Option were granted pursuant to the Plan. Except as set forth on SCHEDULE 2.2(B), the Company has no obligation to register any shares of its capital stock under the Act. Except as set forth on SCHEDULE 2.2(B), the Company is not obligated directly, indirectly or contingently to purchase or redeem any shares of its capital stock.

              (c) On or prior to the Closing, the Company and Supercom will have (i) converted all outstanding principal and accrued interest on approximately $1.42 million loaned from Supercom and all other intercompany indebtedness (other than as described in this paragraph (c)) of the Company and its Subsidiaries to Supercom into a contribution to the capital of the Company,
(ii) sold all of the issued and outstanding common stock of Kromotek Inc. held by the Company to Supercom in exchange for conversion into a contribution to the capital of the Company by Supercom of $930,000 of principal and interest on Supercom's loan to the Company, (iii) issued and delivered the Stockholder Shares to Supercom in consideration of the foregoing contribution of capital of the Company (v) entered into a promissory note in the amount of $250,000 in favor of Supercom (the "Remaining Note") and (vi) Supercom will exchange
1,141,503 shares of Common Stock (the "Exchanged Common Stock") for the Stockholder Shares to be delivered by Supercom to the Investor hereunder, the Exchanged Stockholder Shares will be canceled on the books of the Company and Supercom shall execute deliver any instruments of transfer requested by the Company in connection with the transactions described in this subsection (the "REORGANIZATION").

              2.3 SUBSIDIARIES. Each subsidiary of the Company (a "SUBSIDIARY") is listed on SCHEDULE 2.3. Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and is qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified, except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary is wholly owned by the Company.

              2.4 AUTHORIZATION. The Company has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other agreements contemplated hereby, the performance of all obligations of the Company hereunder, the authorization, issuance (or reservation for issuance), sale and delivery of the Company Shares being sold hereunder and the Conversion Shares has been taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) to the extent any non-competition or indemnification

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provisions  of this  Agreement  may be  limited by  applicable  federal or state securities laws or by public policy.

              2.5 VALID ISSUANCE. The Company Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any liens whatsoever, other than liens arising out of the acts or omissions of the Investor, and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto other than as provided for herein. The Conversion Shares have been duly authorized and validly reserved for issuance and, upon issuance in accordance with the terms of the Preferred Stock set forth in the Certificate of Incorporation, will be duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any liens whatsoever, other than liens arising out of the acts or omissions of the Investor, and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto.

              2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company, Supercom or any Subsidiary (except such as have been obtained) is required in connection with the consummation of the transactions contemplated by this Agreement.

              2.7 OFFERING. Assuming the truth and accuracy of the Investor's representations set forth in Article 3 of this Agreement, the offer, sale and issuance of the Company Shares as contemplated by this Agreement is exempt from the registration requirements of the Act and any applicable state securities laws, and requires no filing under the Act or any applicable state securities law that has not been made (except for filings that may be made after the Closing, which shall be timely made).

              2.8 LITIGATION. Except as set forth on SCHEDULE 2.8, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries or their properties or assets, nor is the Company aware that there is a basis for any of the foregoing. The Company is not nor is any of its Subsidiaries a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality except for those having general applicability. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.

              2.9 NO VIOLATIONS. Neither the Company nor any Subsidiary is in violation or default of any provision of its Certificate of Incorporation or Bylaws as currently in effect, or in any material respect of any instrument, contract, judgment, order, writ or decree to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company or such Subsidiary. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation on the part of the Company or any Subsidiary or be in conflict with, or constitute (with or without the passage of time and giving of notice) a default on the part of the Company

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or any Subsidiary under any such instrument,  contract, judgment, order, writ or decree or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company or any Subsidiary, their respective business or operations or any of their respective assets or properties.

              2.10   FINANCIAL STATEMENTS.

              Prior to the Closing, the Company shall have furnished to the Investor its balance sheet as of September 30, 2001 and its statements of operations and cash flows for the nine-month period ended September 30, 2001 (the "FINANCIAL STATEMENTS"). A copy of the Financial Statements is attached to
SCHEDULE 2.10 hereto. The Financial Statements, together with any notes thereto (if any), have been prepared in accordance with the books and records of Supercom, the Company and each Subsidiary (which are true and correct in all material respects) and fairly present the financial position of the Company and its Subsidiaries on a pro forma consolidated basis as of the dates thereof and the results of its operations and cash flows for the period then ended. Except as disclosed or provided for in the balance sheet as of September 30, 2000, as of the date hereof, there are no material liabilities of the Company or its Subsidiaries, taken together as a whole, of any kind whatsoever, whether accrued, contingent or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practice since the date of such balance sheet.

              2.11 NO MATERIAL CHANGE. Except as set forth on SCHEDULE 2.11, since September 30, 2001 there has not been:

              (a) any change in the assets, liabilities, financial condition, or operating results of the Company and its Subsidiaries, taken together as a whole, from that reflected in the Financial Statements, except for changes in the ordinary course of business that have not been, in the aggregate, material and adverse;

              (b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

              (c) any waiver or compromise by the Company or any Subsidiary of a valuable right or of a material debt owed to the Company and the Subsidiaries, taken together as a whole;

              (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company and its Subsidiaries, taken together as a whole;

              (e) any change to a contract or arrangement by which the Company or any Subsidiary or any of their assets is bound or subject that is material to the Company and the Subsidiaries, taken together as a whole;

              (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

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              (g)    any  sale,   assignment,   or  transfer  of  any   patents,
trademarks, copyrights, trade secrets, or other intangible assets;

              (h) any resignation or termination of employment of any key officer of the Company or any Subsidiary;

              (i) receipt of notice that there has been a loss of, or order cancellation by, any customer of the Company or any Subsidiaries, that is material to the Company and the Subsidiaries, taken together as a whole;

              (j) any material mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any Subsidiary, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

              (k) any material loans or guarantees made by the Company or any Subsidiary to or for the benefit of their employees, stockholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of their business;

              (l) any declaration, setting aside, or payment of any dividend or other distribution of the Company's assets in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

              (m) to the best of the Company's knowledge, any other event or condition of any character that is reasonably likely to have a Material Adverse Effect; or

              (n)    any   agreement  or   commitment  by  the  Company  or  any
Subsidiary to do any of the things described in this Section 2.11.

              2.12   CONTRACTS  AND  OTHER  COMMITMENTS.  Except as set forth on
SCHEDULE 2.12, the Company and its Subsidiaries do not have and are not bound by any contract, agreement, lease, or commitment, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than One Hundred Thousand Dollars ($100,000), and do not extend for more than one year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, (iii) contracts terminable at will by the Company on no more than thirty (30) days' notice without cost or liability to the Company which neither involve any employment or consulting arrangement nor are material to the conduct of the Company's or any Subsidiary's business and
(iv) confidentiality agreements. Neither the Company or its Subsidiaries, nor, to its knowledge, any other party to any contract covered by clauses (i)-(iv) above or any contract set forth on SCHEDULE 2.12, is in default under any such contract. Employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

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              2.13   RELATED-PARTY TRANSACTIONS. Except as set forth on SCHEDULE
2.13 hereto or as contemplated by Section 2.2(c), no holder of 5% or more of any class of capital stock of the Company at the time such transaction was entered into, or any director, officer or employee of the Company or any Subsidiary, or family member of any such person, or any corporation, partnership, trust or other entity in which any such person, or family member of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest, (i) is a party to any transaction with the Company or any Subsidiary, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, license of Necessary Intellectual Property (as defined below) or otherwise requiring payments or involving other obligations to or from the Company or any Subsidiary or (ii) owns any assets used in the business of the Company or any Subsidiary.

              2.14   PATENTS AND TRADEMARKS.

              (a)    "INTELLECTUAL  PROPERTY" means all  intellectual  property, including, without limitation, (i) patents, patent applications, patent rights, trademarks, trademark applications, copyrights, copyright applications, know-how, franchises, licenses, proprietary processes and formulae, layouts, processes, inventions, and (ii) all proprietary rights pertaining to any product or service manufactured, sold, distributed or marketed, or used, employed or exploited in the development, manufacture, license, sale, distribution, marketing or maintenance thereof, and all documentation and media constituting, describing or relating to the foregoing. The Company and its Subsidiaries own or have a valid and enforceable license to use any and all Intellectual Property necessary for the operation of the business of the Company and its Subsidiaries as now conducted or proposed to be conducted (the "NECESSARY INTELLECTUAL PROPERTY"), which Necessary Intellectual Property is set forth on Schedule 2.14 hereto. The Company has no knowledge of any misappropriation of, infringement of, alleged infringement of or conflict with the rights of others with respect to the Necessary Intellectual Property.

              (b) The Company has no knowledge that any of its or its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee's duties to the Company or that would conflict with the Company's and its Subsidiaries' business as proposed to be conducted. Neither the execution nor delivery of this Agreement will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trademarks or proprietary information of any of its employees made prior to their employment by the Company, except for such inventions, trademarks or proprietary information as have been assigned to the Company.

              (c) The Company and its Subsidiaries have the right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, and, where necessary, has made timely and proper application for the registration of all Necessary Intellectual Property and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to such Intellectual Property. There are no royalties, honoraria, fees or other payments payable by the

Company or its Subsidiaries to any person by reason of the ownership, use, license, sale or disposition of the Necessary Intellectual Property, other than in connection with licensed Intellectual Property.

              (d) The Company and its Subsidiaries have used commercially reasonable efforts to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Necessary Intellectual Property. Schedule
2.14 contains a true and complete list of all applications and filings made or taken pursuant to federal, state, local and foreign laws by the Company and its Subsidiaries to perfect or protect its interest in the Necessary Intellectual Property, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and servicemark applications.

              (e) The Company has not, nor have any of its Subsidiaries or any affiliate, sent to any third party or otherwise communicated to another person in the past five years any charge, complaint, claim, demand or notice asserting infringement or misappropriation of, or other conflict with, any Necessary Intellectual Property right of the Company or any Subsidiary by such other person or any acts of unfair competition by such other person, nor to the best knowledge of the Company, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

              2.15   EMPLOYEES.

              (a) Each employee, consultant and officer of the Company and its Subsidiaries has on or prior to the date hereof executed a Proprietary Information and Inventions Agreement in the form attached as Exhibit C. The Company is not aware that any of its or any Subsidiary's employees, consultants or officers is in violation thereof.

              (b) Except as set forth in Schedule 2.15, no employee of the Company or its Subsidiaries has an employment agreement or understanding, whether oral or written, with the Company or such Subsidiary which is not terminable on notice by the Company or such Subsidiary without cost or other liability to the Company or such Subsidiary. Except as set forth in Schedule 2.15, no employee of the Company or its Subsidiaries has advised the Company or its Subsidiaries (orally or in writing) that he or she intends to terminate his or her employment.

              (c) To the Company's knowledge, the Company and its Subsidiaries have complied in all material respects with all foreign and domestic laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. The Company and its Subsidiaries do not have knowledge of any labor relations problems being experienced by it (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances).

              (d) Except as set forth on Schedule 2.15, (i) the Company and its Subsidiaries are not delinquent in payments to any employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon any termination of the employment of any such employees, (ii) there is no unfair labor practice complaint against the Company or its

Subsidiaries pending before the National Labor Relations Board or any other governmental entity, (iii) there is no labor strike, material dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against or involving the Company or its Subsidiaries, (iv) no labor union currently represents the employees of the Company or its Subsidiaries, and (v) to the best knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company or its Subsidiaries. The Company and its Subsidiaries are not a party to or bound by any collective bargaining agreement or union contract.

              (e) Schedule 2.15 sets forth a true and complete list of all Employee Benefit Plans (as used in this Section 2.15, the "Plans") (i) that cover any employees of the Company or its Subsidiaries (A) that are maintained, sponsored or contributed to by the Company or its Subsidiaries or (B) with respect to which the Company or its Subsidiaries is obligated to contribute or has any liability or potential liability, whether direct or indirect or (ii) with respect to which the Company and its Subsidiaries has any liability or potential liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of the Company or its Subsidiaries. The Company, its Subsidiaries and their respective ERISA Affiliates are not, and have never maintained or been, obligated to contribute to a Multiple Employer Plan, a Multi-Employer Plan or a Defined Benefit Pension Plan.

              (f) For the purposes of this Section 2.15, the following terms shall have the following meanings:

       "DEFINED  BENEFIT PENSION PLAN" means shall have the meaning set forth in
       Section 3(35) of ERISA.

       "EMPLOYEE BENEFIT PLAN" means any (a) qualified or non-qualified Employee Pension Benefit Plan (including any Multiple Employer Plans or Multi-Employer Plans), (b) Employee Welfare Benefit Plan, or (c) employee benefit, fringe benefit, compensation, incentive, bonus or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

       "EMPLOYEE  WELFARE  BENEFIT  PLAN"  shall have the  meaning  set forth in
       Section 3(1) of ERISA.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

       "ERISA AFFILIATES" means, with respect to any person, any other person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

       "MULTI-EMPLOYER PLAN" shall have the meaning set forth in Section 3(37) of ERISA.

       "MULTIPLE  EMPLOYER  PLAN"  means  shall  have the  meaning  set forth in
       Section 413 of the Code.

              2.16 PERMITS. The Company and each Subsidiary has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in any respect under any of such franchises, permits, licenses, or other similar authority.

              2.17 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any Subsidiary is in violation of any statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such statute, law or regulation. There are no proceedings pending or, to the best knowledge of the Company, threatened against the Company or its Subsidiaries alleging any such violation or involving any of their past operations or any real property currently used by the Company or its Subsidiaries. The Company and its Subsidiaries have not received any written or oral notice or report with respect to it or its facilities regarding any (i) actual or alleged violation of any such statute, law or regulation or (ii) actual or potential liability arising under such statute, law or regulation, including, without limitation, any investigatory, remedial or corrective obligation.

              2.18 TITLE TO PROPERTY AND ASSETS. The Company and the Subsidiaries own, or lease under valid leases, all facilities, machinery, equipment and other assets necessary for the conduct of their business as conducted as of the date hereof and as proposed to be conducted. The Company and each Subsidiary owns its respective properties and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's or such Subsidiary's ownership or use of such property or assets. With respect to the property and assets it leases, the Company and each Subsidiary is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances. Supercom does not own any assets used in the business of the Company or any Subsidiary.

              2.19 INSURANCE. The Company and each Subsidiary has insurance on its properties and business in such amounts, of such types and covering such casualties, risks and contingencies as is ordinarily carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Company or such Subsidiary operates.

              2.20 TAXES. The Company and each Subsidiary has filed all federal, state, local and other tax returns and reports required by law to be filed (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls), and has paid all such taxes applicable to periods through the day of the Closing, and there are no pending or threatened claims against the Company or any Subsidiary for past due taxes. There are no outstanding waivers or agreements by the Company or any Subsidiary for the extension of the time for the payment of any tax.

              2.21 BROKERS AND FINDERS. Neither the Company nor any Subsidiary has used or retained any broker, investment banker, financial advisor, finder or agent in connection with this Agreement or the transactions contemplated hereby.

              2.22 DISCLOSURE. This Agreement and any other written materials and financial projections which have been provided by or on behalf of the Company to the Investor or any of its respective directors, officers, partners, employees, representatives or agents, taken as a whole, are true and authentic in all material respects. The representations and warranties made by or on behalf of the Company to the Investor in this Agreement do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading.


             ARTICLE 2A. REPRESENTATIONS AND WARRANTIES OF SUPERCOM

Supercom hereby represents and warrants to the Investor as of the Closing:


              2A.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Supercom is duly organized, validly existing and in good standing under the laws of Israel and has all requisite power and authority to enter into this Agreement and to carry out the provisions hereof.

              2A.2 AUTHORIZATION. Supercom has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby to which Supercom is a party. All corporate action on the part of Supercom, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other agreements contemplated hereby to which Supercom is party, the performance of all obligations of Supercom hereunder, the sale and delivery of the Stockholder Stock being sold hereunder has been taken. This Agreement constitutes the valid and legally binding obligation of Supercom, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) to the extent any non-competition or indemnification provisions of this Agreements may be limited by applicable federal or state securities laws or by public policy.

              2A.3 GOOD TITLE TO STOCKHOLDER SHARES. The Stockholder Shares being purchased by the Investor hereunder, when sold and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any liens whatsoever, other than liens arising out of the acts or omissions of the Investor, and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto other than as provided for herein.

              2A.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Supercom's knowledge, currently threatened against Supercom that questions the validity of this Agreement, the Reorganization or could affect any of the properties or assets of the Company and its Subsidiaries.

              2A.5 NO VIOLATIONS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any violation on the part of Supercom or be in conflict with, or constitute (with or without the passage of time and giving of notice) a default on the part of Supercom under any instrument, contract, judgment, order, writ or decree to which Supercom is a party or by which it is bound.

              2A.6   BROKERS AND FINDERS.  Supercom has not used or retained any broker, investment banker, financial advisor, finder or agent in connection with this Agreement or the transactions contemplated hereby.

           ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

       The Investor hereby represents and warrants as of the Closing:

              3.1 AUTHORIZATION. The Investor has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby and thereby. All action on the part of the Investor and its officers, directors, stockholders, partners, members or managers, as applicable, necessary for the authorization, execution and delivery of this Agreement and the other agreements contemplated hereby or thereby, and the performance of all obligations of such Investor hereunder and thereunder, has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) to the extent any non-competition or indemnification provisions of such agreements may be limited by applicable federal or state securities laws or by public policy.

              3.2 NO VIOLATIONS. The execution, delivery and performance of this Agreement , and the consummation of the transactions contemplated hereby will not result in any violation on the part of such Investor or be in conflict with or constitute (with or without the passage of time and giving of notice) a default on the part of such Investor under any of its organizational or charter documents, as applicable, or a default on the part of such Investor under any instrument, contract, judgment, order, writ or decree, or an event that results in the creation of any lien, charge or encumbrance upon any assets of such Investor or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to such Investor, its business or operations or any of its assets or properties.

              3.3 INVESTMENT INTENT. The Investor will acquire the Preferred Stock and, if the Preferred Stock is converted, the Conversion Shares (collectively, the "SECURITIES") for the Investor's own account for investment and not with a view to, or in connection with, any resale or other distribution of any part thereof, and the Investor has no present intention of selling or otherwise distributing the same. The Investor acknowledges that the Securities are not registered under the Act or other applicable securities laws and that they may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under such

Act and other applicable securities laws, except pursuant to an exemption from such registration available under the Act and other applicable securities laws. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

              3.4 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                     (i) "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and, accordingly, may not be offered for sale, sold or otherwise transferred except
(i) upon effective registration of the securities represented by this certificate under the Securities Act of 1933, as amended, or (ii) upon an exemption from such registration requirements."

                     (ii) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

                     (iii) Any legend required by any of the agreements entered into by the parties hereto as of the date hereof.

              3.5 INVESTMENT EXPERIENCE. The Investor is an investor in securities of privately held companies, such as the Company, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

              3.6 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, as presently in effect. The Investor (i) has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company, acting on its behalf, concerning the Company, and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished, and (ii) has availed itself of such opportunity to the extent such Investor considers appropriate in order to permit such Investor to evaluate the merits and risks of an investment in the Company.

              3.7 BROKERS AND FINDERS. The Investor has not used or retained any broker, investment banker, financial advisor, finder or agent in connection with this Agreement or the transactions contemplated hereby.

         ARTICLE 4. CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING

       The obligations of the Investor under Section 1.1 hereof are subject to the fulfillment on or before the Closing Date of each of the following conditions:

              4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and Supercom contained in Article 2 and Article 2A shall be true on and as of the

Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

              4.2 PERFORMANCE. The Company and Supercom shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

              4.3 FILING OF CERTIFICATE OF INCORPORATION. The Certificate of Incorporation shall have been filed with the Secretary of State of Delaware.

              4.4 RESERVATION OF SHARES. The Company shall have reserved a sufficient number of shares of Common Stock for issuance upon the conversion to Common Stock of the Shares.

              4.5 BOARD OF DIRECTORS. Elie Housman shall have been appointed to the Board of Directors of the Company and named Chairman thereof.

              4.6 EMPLOYMENT AGREEMENT. Elie Housman and the Company shall have entered into an employment agreement in a form satisfactory to Mr. Housman.

              4.7 COMPLIANCE CERTIFICATE. The President of the Company shall have delivered to the Investor, a certificate, dated the date of the Closing, stating that the conditions specified in Sections 4.1 through 4.3 have been fulfilled.

              4.8 SECRETARY'S CERTIFICATE. The Company shall have delivered a certificate of the Secretary of the Company, certifying (i) the Company's Certificate of Incorporation (including the Certificate of Incorporation) and By-laws, (ii) resolutions of its Board of Directors and stockholders authorizing the transaction and the issuance of the Securities and (iii) the incumbency of the officers executing the transaction documents.

              4.9 OPINION OF COUNSEL. The Investor shall have received from Fulbright & Jaworski L.L.P. and Israeli counsel to Supercom opinions dated as of the Closing Date in a form satisfactory to the Investor.

              4.10 DUE DILIGENCE. The Investor shall be satisfied in its sole discretion with the results of its due diligence investigation and review of the Company and its Subsidiaries.

              4.11 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at or prior to the Closing, including, without limitation, the Reorganization, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor at the Closing and the Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

         ARTICLE 5. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

       The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or the Company's express written waiver, on or before the Closing, of each of the following conditions by such Investor:

              5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor contained in Article 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

              5.2    PAYMENT  OF  PURCHASE   PRICE.   The  Investor  shall  have
delivered the purchase price for the shares of Preferred Stock purchased by such Investor in accordance with Section 1.3.

                      ARTICLE 6. COVENANTS OF THE COMPANY

              6.1 TAXES. All United States federal, state or local sales, use, transfer, stamp (including documentary stamp taxes, if any), excise, recording, income, capital gain, franchise and other similar taxes or governmental charges, but not including income taxes imposed on any Investor, with respect to the securities issued pursuant to this Agreement or upon conversion of the Preferred Stock in accordance with the Certificate of Incorporation shall be borne by the Company.

              6.2 SATISFACTION OF CONDITIONS TO CLOSING. Supercom and the Company shall use their best efforts to satisfy the conditions set forth in
Article 4, including, without limitation, completing the Reorganization on terms acceptable to the Investor.

              6.3 FINANCIAL INFORMATION. For so long as the Investor and its subsidiaries hold, in the aggregate, at least 100,000 (as adjusted for stock splits, stock dividends and the like) or more shares of Preferred Stock or Common Stock, the Company will deliver the following reports to the Investor:

              (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in cash flow of the Company and its Subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants selected by the Company, together with a certificate of the Company executed by the chief executive officer or principal financial or accounting officer of the Company certifying that all covenants to be complied with by the Company hereunder have been complied with (or setting forth in reasonable detail any covenants that have not been so complied with).

              (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 60 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of change in cash flow of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes), subject to changes resulting from normal year-end audit adjustments, for the same periods of the previous fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company, together with a certificate of the Company executed by the chief executive officer or principal financial or accounting officer of the Company certifying that all covenants to be complied with by the Company hereunder have been complied with (or setting forth in reasonable detail any covenants that have not been so complied with).

              6.4 INSURANCE. The Company shall maintain such other insurance with such coverages and in such amounts as shall be determined by the Boards of the Company and its Subsidiaries, including such insurance as the Board of the Company shall deem necessary to protect the assets of the Company and its Subsidiaries, which shall include, at a minimum, director and officer insurance and error and omission insurance.

              6.5 COMPLIANCE WITH LAWS. The Company will, and will cause its Subsidiaries to, comply in all material respects with the requirements of all laws, rules, regulations and orders.

              6.6 PRESERVATION OF CORPORATE EXISTENCE. For as long as the Preferred Stock or any Conversion Shares remains outstanding, the Company will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

              6.7 CONVERSION SHARES. The Company shall take any and all actions necessary to ensure that the issuance and delivery of the Conversion Shares does not and shall not (a) violate any law to which the Company or any of its assets is subject, (b) violate any provision of the Certificate of Incorporation or Bylaws of the Company, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract to which the Company is a party or by which any of the assets of the Company is bound or (d) result in the imposition of any lien upon any of the assets of the Company.

              6.8 INSPECTION RIGHTS. The Investor and its representatives shall have the right to visit and inspect any of the properties of the Company or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.


                        ARTICLE 6A. COVENANTS OF SUPERCOM

              6A.1 GUARANTY OF REDEMPTION OBLIGATION. Supercom hereby absolutely, unconditionally and irrevocably guarantees to the Investor full and prompt payment, without set-off, defense, counterclaim or reduction, of the Liquidation Preference Amount (as defined in Article V, Section 2 of the Certificate of Incorporation)(the "Guaranteed Obligations"), up to a maximum of US$1.0 million (the "Maximum Obligation") which may be due and owing to the

Investor from the Company upon the occurrence of a Change of Control of Supercom (as defined in Article V, Section 2 of the Certificate of Incorporation) prior to July 31, 2002 even if the funds of the Company legally available for redemption are insufficient or the Company is otherwise prohibited from paying such amounts. Subject to the other terms of this Article 6A, this guaranty constitutes an absolute and continuing guarantee of payment of the Guaranteed Obligations, and not merely of collection thereof. The liability of Supercom hereunder is direct and, subject to the other provisions of this Article 6A, unconditional, and may be enforced without requiring the Investor to first resort to any other right, remedy or security. Notwithstanding any amendment to the Certificate of Incorporation subsequent to the date hereof, in no event shall Supercom's obligation pursuant to this Section 6A.1 exceed the lesser of
(i) the aggregate amount of Liquidation Preference Amount, as presently defined in the Certificate of Incorporation in the form attached hereto, for all the Shares which has not already been paid by the Company, or (ii) the Maximum Obligation.

              6A.2 PRIMARY OBLIGATION. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations (including, without limitation, as a result of the Company's bankruptcy, or insolvency, or pursuant to any assignment for the benefit of creditors, receivership, or similar proceeding) will affect, impair or be a defense to this guaranty, and this guaranty will be a primary obligation of Supercom and, subject to the other terms of this Article 6A, nothing will discharge or satisfy the liability of the Supercom hereunder except the full payment and performance of the Guaranteed Obligations. Supercom will be jointly and severally liable with the Company for payment and performance of the Guaranteed Obligations, and Supercom hereby waives any right to require the exhaustion of any remedy, or to require that the Investor first attempt to collect any of the Guaranteed Obligations from the Company. No act or omission or delay by the Investor or course of dealing between the Investor or the Company will constitute a waiver of the rights and remedies of the Investor under this Article 6A; provided, however, that notwithstanding anything to the contrary contained in this Article 6A, any claim for payment of any of the Guaranteed Obligation must be made by the Investor no later than one (1) year from the date of this Agreement or be forever waived.

              6A.3 CLAWBACK. If any claim is ever made on the Investor for repayment or recovery of any amount or amounts received by the Investor in payment, or on account of any of the Guaranteed Obligations, and the Investor repays all or part of such amount(s), Supercom will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Investor, notwithstanding any termination hereof or any cancellation of any certificate evidencing the Shares; provided, however, in no event will Supercom's obligation under this Article 6A exceed the Maximum Obligation.

              6A.4   WAIVERS BY SUPERCOM. Supercom, to the fullest extent now or hereafter not prohibited by applicable law, hereby waives: (a) all suretyship defenses and defenses in the nature thereof; and (b) notice of acceptance hereof. In addition, Supercom waives any right to seek contribution, indemnification, subrogation, reimbursement or restitution from the Company, until all of the Guaranteed Obligations have been indefeasibly paid in full.

              6A.5   REORGANIZATION   TRANSACTIONS.   In   furtherance   of  the
Reorganization contemplated by Section 2.2(c), Supercom hereby acknowledges and agrees as follows:

              (a) in connection with the Reorganization, prior to the Closing Date (i) Supercom will exchange the Exchanged Common Stock for the Stockholder Shares to be delivered by Supercom to the Investor hereunder, (ii) that the Exchanged Stockholder Shares will be canceled on the books of the Company and
(iii) that Supercom shall execute deliver any instruments of transfer requested by the Company in connection with such transactions;

              (b) Supercom acknowledges receipt of the Remaining Note and the obligation of the Company represented thereby;

              (c) subject to and upon the consummation of the Closing, Supercom hereby converts into a contribution to the capital of the Company US$930,000 of indebtedness of the Company to Supercom in consideration of the delivery to Supercom by the Company of all outstanding shares of Kromotek Inc., and Supercom hereby acknowledges that it has received such shares from InkSure, together with any necessary instruments of transfer;

              (d) subject to and upon the consummation of the Closing, (i) Supercom hereby converts into a contribution to the Capital of the Company all remaining indebtedness of the Company and its Subsidiaries to Supercom, other than as contemplated by this Section 6A.5 and Section 2.2(c), together with any interest accrued or payable in respect thereof, outstanding as of the Closing Date, including, without limitation approximately US$1.42 million of intercompany indebtedness and (ii) Supercom and the Company hereby agree that the Extension of Credit Line Agreement made and entered into the 1st day of January, 2000 is hereby terminated ; and

              (e) Supercom hereby agrees, from time to time and without further consideration, to execute and deliver such further documents and take such further actions as reasonably may be required to implement and effectuate the transactions contemplated in this Section 6A.

                           ARTICLE 7. INDEMNIFICATION

              7.1    INDEMNIFICATION.

              (a) Indemnification by Company and Supercom. In addition to all other rights and remedies available to the Investor at law or in equity (subject, in the case of Supercom, to the limitation contained in Section 7(c)), the Company and Supercom, on a joint and several basis, shall indemnify, defend and hold harmless the Investor and its affiliates, stockholders, officers, directors, employees, agents, representatives and permitted assigns from and against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "LOSSES") which any such party may suffer, sustain or become subject to, as a result of:

                     (i) any misrepresentation or breach of a representation or warranty (when viewed individually or in the aggregate) on the part of the Company or Supercom under Article 2 and Article 2A; or

                     (ii) without duplication, any misrepresentation in or omission from any of the representations or warranties contained in any of the certificates or other documents furnished to the Investor by the Company or Supercom.

              (b) Indemnification by the Investor. In addition to all other rights and remedies available to the Company at law or in equity, the Investor shall indemnify, defend and hold harmless the Company and its affiliates, stockholders, officers, directors, employees, agents, representatives and permitted assigns from and against any Losses which any such party may suffer, sustain or become subject to, as a result of:

                     (i) any misrepresentation or breach of a representation or warranty (when viewed individually or in the aggregate) on the part of the Investor under Article 3; or

                     (ii) without duplication, any misrepresentation in or omission from any of the representations or warranties contained in any of the certificates or other documents furnished to the Company by the Investor.

              (c)    Limitations.

                     (i)    No  claim  for  indemnification   pursuant  to  this
Article 7 shall be made, other than pursuant to Section 2.21 or Section 2A.6, unless the aggregate Losses incurred by the party to be indemnified (the "INDEMNIFIED PARTY") exceed $25,000, at which time all Losses (without regard to materiality qualifiers) shall be subject to indemnification under this Article 7.

                     (ii) Supercom shall not be liable for, or otherwise obligated for, any losses pursuant to this Article 7 or otherwise under this Agreement (other than pursuant to Article 6A) for any amount in excess of the cash consideration received by it for the Stockholder Shares, as set forth on EXHIBIT A; provided, that, nothing contained herein shall limit Supercom's liability pursuant to Article 6A.

              (d) Other Limitation. Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Party's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the party required to provide indemnification under paragraphs (a) or
(b) above (the "INDEMNIFYING PARTY")) by the Indemnified Party, the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Indemnifying Party reasonably incurred in effecting such recovery, if any. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 7.1 shall be in addition to any liability that the Indemnifying Party may otherwise have. The Indemnifying Party further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

              (e) Payment of Claims. Any indemnification of any Indemnified Party by the Indemnifying Party pursuant to this Section 7.1 shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated by the Indemnified Party within 15 days after the determination thereof.

              7.2 RIGHT TO DEFEND; COMPROMISE OF CLAIMS; CONTRIBUTION. Each Indemnifying Party shall have the right to compromise or defend, at its own expense and by its own counsel reasonably satisfactory to such Indemnified Party, any matter involving the asserted liability of any Indemnified Party; PROVIDED, HOWEVER, that no compromise of any claim shall be made without the consent of the Indemnified Party unless such compromise results in the full and unconditional release of all claims against the Indemnified Party by the party asserting such claim. The opportunity to compromise or defend as herein provided shall be a condition precedent to any liability of an Indemnifying Party under the provisions of this Section 7.2. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party and any other Indemnifying Party of its intention to do so. An Indemnified Party shall cooperate with the Indemnifying Party and its counsel at the Indemnifying Party's expense in the defense against any such asserted liability and in any compromise thereof. Such cooperation shall include, but not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party and taking such action as the Indemnifying Party may reasonably request to mitigate or reduce any claim. After an Indemnifying Party has notified an Indemnified Party of its intention to undertake to compromise or defend any asserted liability, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party unless the Indemnifying Party fails to prosecute the defense of such claim. If the Indemnifying Party shall desire to compromise any such asserted liability by the payment of a liquidated amount which the party asserting such liability is willing to accept in exchange for fully and unconditionally releasing all claims against the Indemnified Party, and the Indemnified Party shall refuse to consent to such compromise, then the Indemnifying Party's liability under this Article 7 with respect to such asserted liability shall be limited to the amount so offered in compromise. Under no circumstances shall the Indemnified Party compromise any asserted liability without the written consent of the Indemnifying Party. Nothing contained herein shall be deemed to limit any right of contribution Supercom may have against the Company under applicable law.

              7.3    REMEDIES.

       The Parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, the Company hereby agrees that in the event the Company fails to convey any number of Conversion Shares to the Investor in accordance with the provisions of this Agreement and the Preferred Stock, the Investors' remedy at law may be inadequate. In such event, the Investor shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of the Company to convey such number of Conversion Shares.

                            ARTICLE 8. MISCELLANEOUS

              8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company; PROVIDED, HOWEVER, that Supercom shall have no further liability or obligation under this Agreement (i) pursuant to Article 2 or Article 2A after the date which is two
(2) years after the Closing Date other than with respect to the representations and warranties made by it pursuant to Section 2.2, Section 2.4, Section 2.6 and
Article 2A hereof and (ii) pursuant to Article 6A in accordance with the time periods set forth therein.

              8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              8.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              8.4 NOTICES. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to a party hereunder shall be in writing and shall be deemed given only if delivered to such party personally or sent to such party by recognized overnight courier or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at the address indicated for such party on the signature page hereof, or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

              8.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided, that, Supercom's consent will be required in connection with any amendment that affects Supercom's rights and obligations under this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities at the time outstanding, each future holder of all such Securities, and the Company.

              8.6 SEVERABILITY. If one or more provisions of this Agreement are held to be invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

              8.7 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES. All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

              8.8 FURTHER ASSURANCES. The parties agree, from time to time and without further consideration, to execute and deliver such further documents and take such further actions as reasonably may be required to implement and effectuate the transactions contemplated in this Agreement.

              8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive domestic laws of the State of New York, without application of the conflicts of laws principles thereof.

              8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              8.11 ENTIRE AGREEMENT. This Agreement and the other documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                            [Signature Pages Follow]

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                        COMPANY:

                                        INKSURE TECHNOLOGIES INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SUPERCOM:

                                        SUPERCOM LTD.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        INVESTOR:

                                        EL-AD INK LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                              DISCLOSURE SCHEDULES

                                    EXHIBIT A

                              Schedule of Investors



                                    Aggregate
                               Number of Shares of                  Aggregate
Investor                        Preferred Stock                   Purchase Price
--------                       -------------------                --------------

EL-AD INK LLC                       1,312,785                       $1,150,000

                                    EXHIBIT B

                          Certificate of Incorporation

                                    EXHIBIT C

                Proprietary Information and Inventions Agreement